UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 14, 2005
Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA	95014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(408) 517-8000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition
(a) On December 15, 2005, Symantec Corporation (the “Company”) issued a press release stating that the Company had identified specified classification errors in its financial statements for the quarter ended September 30, 2005 which were included in the Company’s quarterly report on Form 10-Q for such quarter (“Form 10-Q”). A copy of the press release is filed as Exhibit 99.01 to this Current Report (“Exhibit 99.01”) and is incorporated herein by reference.
Item 4.02.     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
(a) As referenced in Item 2.02 above, the Company has identified a misclassification in the Condensed Consolidated Statement of Cash Flows for the six months ended September 30, 2005. Although the misclassification did not affect the Company’s increase (decrease) in cash and cash equivalents for either of the periods presented in the Form 10-Q, the Company has decided that it will file an amendment to the Form 10-Q to correct this misclassification and the other misclassifications described in Exhibit 99.01. In connection with making this decision, on December 14, 2005, the Company and its audit committee concluded that the Condensed Consolidated Statements of Cash Flows included in the Form 10-Q should no longer be relied upon. A description of the correction that will be made to the Condensed Consolidated Statements of Cash Flows is included in Exhibit 99.01 and incorporated herein by reference. The audit committee and relevant executive officers of the Company have met and discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters related to this Item 4.02(a).
Item 9.01.     Financial Statements and Exhibits
(c) Exhibits

Exhibit Number	Exhibit Title or Description

99.01	Press release issued by Symantec Corporation, dated December 15, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation
Date: December 15, 2005	By:	/s/ Arthur F. Courville
Arthur F. Courville
Senior Vice President, Corporate Legal Affairs, and Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description

99.01	Press release issued by Symantec Corporation, dated December 15, 2005.